UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 4, 2007

VUBOTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-28883	58-2212465
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

235 Peachtree Street, NE, Suite 1725, Atlanta, Georgia 30303
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:    (404) 474-2576

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, on August 28, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers (“Purchasers”) and a collateral agent pursuant to which the Company anticipates that it will raise up to an aggregate of $2,000,000 in proceeds from the sale of (i) senior, secured convertible notes (the “Notes”) and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”).  The Company has engaged Great American Investors, Inc., Green Corporate Finance Limited and MidSouth Capital, Inc. as placement agents in connection with the financing.  Subject to the terms and conditions of the Securities Purchase Agreement, the Notes and Warrants are being offered to Purchasers in a series of tranches on different dates with the final closing to occur on or prior to October 30, 2007.

Between September 28, 2007 and October 4, 2007, certain additional Purchasers entered into the Securities Purchase Agreement and the Company has received and accepted the following subscriptions in connection therewith:

		Subscription
Investor	Date	Amount		Notes	Warrants
Orion Capital Investments, LLC	9/28/07	$500,000		$600,000	5,000,000
Tebo Capital, LLC	9/28/07	$100,000		$120,000	1,000,000
Potomac Capital Partners, LP	9/28/07	$52,024		$62,429	520,240
Potomac Capital International Ltd.	9/28/07	$36,793		$44,152	367,930
Pleiades Investment Partners RLP	9/28/07	$36,183		$43,420	361,830
Sands Partnership No. 1 Money Purchase Pension Plan and Trust	10/3/07	$100,000		$120,000	1,000,000
Green Corporate Finance Limited	10/4/07	$15,000	*	$18,000	150,000
Total:		$840,000

*       Issued in connection with the assignment of $15,000 owed to Green Corporate Finance Limited by the Company for retainer fees.

The Notes (a) are being issued in a face amount equal to 120% of a Purchaser’s subscription price, (b) do not bear interest prior to their maturity date of March 28, 2008 (or acceleration as a result of an event of default thereunder), but bear interest thereafter at the rate of 18%, (c) are convertible into shares of the Company’s common stock (the “Common Stock”) at the option of the Purchaser or the Company under certain circumstances, and (d) are secured by a first priority security interest in all of the Company’s assets, including its intellectual property.  The Purchasers have designated a  collateral agent who will exercise the Purchasers’ rights in connection therewith.  The Purchasers will be issued five year warrants to purchase ten shares of Common Stock for every $1.00 in subscription price paid for their respective Note and Warrant at an exercise price of $.20.

The Company has granted the holders of the Notes and Warrants registration rights in connection with the Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants.

ITEM 2.03                                       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the sale and issuance of the Notes and Warrants in Item 1.01 above, the Company received $825,000 in the aggregate of gross proceeds and converted $15,000 in current liabilities.  On the date of each respective closing, the Company became obligated to the respective Purchaser in the amounts indicated in the Notes column of Item 1.01 above.  The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 above were offered and sold to the Purchasers in private placement transactions in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  Orion Capital Investments, LLC, Tebo Capital, LLC, Potomac Capital Partners, LP, Potomac Capital International Ltd., Pleiades Investment Partners RLP, Green Corporate Finance Limited and Sands Partnership No. 1 Money Purchase Pension Plan and Trust are each accredited investors as defined in Rule 501 of Regulation D of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VUBOTICS, INC.

By:	/s/ Philip E. Lundquist

	Name:	Philip E. Lundquist

	Title:	Chief Executive Officer

	Date:	October 4, 2007